Exhibit 99.1 PRESS RELEASE

MagnaChip Delivers Solid Execution in First Quarter 2020

•	Revenue from continuing operations was $120.5 million, up 12.3% year over year (YoY)
•	OLED revenue of $69.7 million a record for Q1, up 43.6% YoY

•	Revenue from discontinued operations was $76.5 million, up 52.7% YoY
•	Foundry Services Group categorized as “discontinued operations” pending sale of the Foundry business and Fab 4

•	Combined non-GAAP revenue of $197.0 million from continuing and discontinued operations, highest level achieved for a first quarter in 12 years; hits high-end of updated guidance

•	Cash of $157.3 million highest in 7 Years; 4th straight quarter of positive net operating cash flow

SEOUL, South Korea and SAN JOSE, Calif., May 6, 2020 — MagnaChip Semiconductor Corporation (NYSE: MX) (“MagnaChip” or the “Company”) today announced financial results for the first quarter of 2020.

In accordance with U.S. GAAP, the Company’s Foundry Services Group has been accounted for as a discontinued operation beginning in the first quarter of 2020, thereby impacting comparability to previously issued financial guidance. In March 2020, the Company announced the execution of a definitive agreement to sell the Foundry business and Fab 4. As previously reported, the transaction value is approximately $435 million, which includes $344.7 million in cash and approximately $90 million in accrued severance liabilities that will be transferred along with approximately 1,500 employees to the buyer at the close of the sale, expected in four to five months.

The Company now has one reporting segment for continuing operations, which consists of the results of operations of the standard products business, together with transitional foundry services related to Fab 3 that it expects to perform for the buyer of the Foundry business and Fab 4 for a period of up to three years (“Transitional Fab 3 Foundry Services”). The Transitional Fab 3 Foundry Services revenue will be accounted for at cost prior to the closing of the sale of the Foundry business and Fab 4. Additionally, the Foundry business and Fab 4 will be operated in the ordinary course of day-to-day business, but the related operational results will be shown as discontinued operations for accounting purposes until the closing of the sale.

First Quarter 2020: Results of Continuing Operations

Revenue from continuing operations (standard products business and Transitional Fab 3 Foundry Services) was $120.5 million, up 12.3% YoY.

Gross profit from continuing operations (standard products business and Transitional Fab 3 Foundry Services) was $29.1 million or 24.2% as a percentage of revenue from continuing operations, as compared to $19.0 million or 17.7% in the first quarter of 2019.

The Company is providing the following results of continuing operations, which excludes the impact of Transitional Fab 3 Foundry Services, in order to show the comparable results of the standard products business. This segment will constitute the Company’s core operations going forward.

Revenue from the standard products business, comprised of Display Solutions and Power Solutions business lines, was $110.7 million, up 10.4% YoY, and revenue from the Foundry Services Group was $86.3 million, up 51.1% from the same quarter a year ago.

The combined non-GAAP revenue of continuing and discontinued operations was $197.0 million, up 25.2% as compared with $157.4 million in the first quarter of 2019, and at the high-end of guidance range.

Gross profit from the standard products business was $29.1 million or 26.3% as a percentage of revenue from the standard products business, as compared with $19.0 million or 19.0% in the first quarter of 2019.

The combined non-GAAP gross profit margin of continuing and discontinued operations was 25.3%, up nearly 11 percentage points YoY and slightly exceeding the high end of guidance of 23-25%.

Management believes that segregating the revenue of the Transitional Fab 3 Foundry Services, which is more closely associated with the Foundry Services Group discontinued operations and not expected to be long-term core operations for the Company, from the revenue of continuing operations allows investors to better understand the results of continuing operations of our core standard products display solutions and power solutions businesses.

Due to the fact that these Transitional Fab 3 Foundry Services are being shown for accounting purposes at cost, management also believes that showing gross profit margin as a percentage of the standard products business provides investors with a clearer picture of the Company’s core operations for its standard products business.

We are providing certain non-GAAP combined results of continuing and discontinued operations to aid in the comparison to the updated financial guidance range provided on March 10, 2020. For a reconciliation of the Non-GAAP combined results of operations, please see the tables attached to this release.

CEO YJ Kim Comments on Q1

Our business performed very well in the first quarter despite the COVID-19 pandemic that disrupted the global economy, as well as typical seasonal softness. OLED revenue of $69.7 million set a record for a first quarter, as eight OLED smartphones launched using our OLED display drivers. The Power business was impacted in part by COVID-19-related market softness and supply chain issues in China that have since improved, and we now expect Power revenue to show sequential revenue improvement in the second quarter. Gross profit margin from our standard products business, which is now our continuing business, was 26.3% in the first quarter and gross profit margin from the Foundry Services Group was 24.0%. Cash and cash equivalents of $157.3 million at the end of Q1 was at the highest level in seven years. We generated positive net operating cash flow of $21.1 million and free cash flow of $17.7 million. Notably, Q1 was the fourth consecutive quarter of positive net operating cash flow.

On COVID-19, Mitigating Risks to Employees and Supply Chain

Our thoughts and prayers go out to everyone impacted by the COVID-19 pandemic, and we salute the brave first responders and essential health workers here in Korea and around the world. Due to the extraordinary nature of the global COVID-19 pandemic, we have taken several steps to mitigate potential risks related to the health and safety of our employees and to the resiliency of our supply chain. We disinfect areas in our fabs where employees gather, built partitions to separate employees in a cafeteria, upgraded the air filtration systems in our Seoul office, and require all employees to wear protective face masks and practice social distancing. Our supply chain currently is operating at normal levels, and steps have been taken to mitigate risks of disruption. Some of our Display subcontractors in Korea now carry extra inventory, while some Power assembly and test subcontractors in China now are capable of assembling multiple package types to help avoid a potential shortage at any individual plant.

Q2 2020 Financial Guidance

The COVID-19 pandemic is a rapidly evolving situation that reduces our forward visibility. While Korea and China appear to have made significant strides in controlling the spread of the COVID-19 outbreak, global markets are experiencing a sharp slowdown in business activity due to the global pandemic. To help account for market uncertainties, we have widened the typical guidance range we normally would provide for Q2. While actual results may vary based upon COVID-19 events that are still unfolding, MagnaChip currently anticipates based on best available current estimates for Q2 2020:

•

Revenue from the standard products business to be flattish to down from the first quarter of 2020. Revenue from the Foundry Services Group to be flattish to up. Non-GAAP combined revenue to be in the range of $191.0 million to $203.0 million, flattish at the mid-point of the projected range when compared with combined revenue of $197.0 million in the first quarter of 2020.

•

Gross profit margin from both the standard products business and the Foundry Services Group to be up. Non-GAAP combined gross profit margin to be in the range of 26.0% to 28.0%, when compared to 25.3% in the first quarter of 2020.

First Quarter Financial Review

Revenue

Revenue from continuing operations was $120.5 million in the first quarter of 2020, up 12.3% as compared with $107.3 million in the first quarter of 2019.

Revenue from the standard products business was $110.7 million in the first quarter of 2020, up 10.4% as compared with $100.3 million in the first quarter of 2019.

Revenue from the Foundry Services Group was $86.3 million in the first quarter of 2020, up 51.1% as compared with $57.1 million in the first quarter of 2019.

Gross Profit and Gross Profit Margin

Gross profit from continuing operations was $29.1 million or 24.2% as a percentage of revenue from continuing operations, as compare with $19.0 million or 17.7% in the first quarter of 2019.

Gross profit from the standard products business was $29.1 million or 26.3% as a percentage of revenue from the standard products business, as compared with $19.0 million or 19.0% in the first quarter of 2019. The YoY improvement in gross profit margin was due primarily to an improved product mix and a decrease in inventory reserve related to a legacy display product.

Gross profit from the Foundry Services Group was $20.7 million or 24.0% as a percentage of revenue from revenue from the Foundry Services Group, as compared with $3.7 million or 6.4% in the first quarter of 2019. The YoY improvement in gross profit and gross profit margin was primarily due to a higher utilization rate stemmed from a recovery from a global customer inventory correction and an improved product mix.

Operating Income, Net Income, Adjusted Net Income, Adjusted EBITDA

Operating income from continuing operations for the first quarter was $6.0 million as compared to operating loss from continuing operations of $5.1 million in the first quarter of 2019.

Net loss from continuing operations, on a GAAP basis, was $31.1 million or $0.89 per basic and diluted share in the first quarter of 2020 as compared with net loss from continuing operations of $21.6 million or $0.63 per basic and diluted share in the first quarter of 2019.

Adjusted net income from continuing operations, a non-GAAP financial measure, totaled $1.1 million or $0.03 per basic share and diluted share in the first quarter of 2020 as compared to adjusted net loss from continuing operations of $9.7 million or $0.28 per basic and diluted share in the first quarter of 2019.

Adjusted EBITDA from continuing operations, a non-GAAP financial measure, was $9.9 million or 8.9% of revenue from the standard products business in the first quarter of 2020, as compared to negative $1.3 million in the first quarter of 2019.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting MagnaChip’s business and operations and assist in evaluating our core operating performance, as well as providing a meaningful comparison to previous information provided on a basis prior to the discontinued operations classification of the Foundry Services Group. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income from continuing operations or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Cash and cash equivalents totaled $157.3 million in the first quarter, up from $151.7 million in the fourth quarter of 2019.

Note: The following table sets forth supplemental information relating to the continuing and discontinued operations (in thousands). Upon the execution of the definitive agreement to sell the Foundry business and Fab 4, the Foundry Services Group is accounted for as a discontinued operation.

	Three Months Ended
	March 31, 2020	March 31, 2019
Revenues
Net sales – standard products business	$110,736	$100,264
Net sales – transitional Fab 3 foundry services(1)	9,737	7,003
Total revenues	$120,473	$107,267

	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
	Amount	% of Net Sales	Amount	% of Net Sales
Gross Profit
Gross profit – standard products business	$29,130	26.3%	$19,023	19.0%
Gross profit – transitional Fab 3 foundry services(1)	—	—	—	—
Total gross profit	$29,130	24.2%	$19,023	17.7%

	Three Months Ended
	March 31, 2020	March 31, 2019
Discontinued Operation
Net sales – Foundry Services Group	$86,279	$57,116
Net sales – transitional Fab 3 foundry services(1)	(9,737)	(7,003)
Total net sales	$76,542	$50,113
Gross profit – Foundry Services Group	$20,696	$3,678
Gross profit – transitional Fab 3 foundry services(1)	—	—
Gross profit margin – Foundry Services Group	24.0%	6.4%

(1)

Following the consummation of the sale of the Foundry business and Fab 4, and for a period up to three years, the Company will provide transitional foundry services to the buyer for Foundry products manufactured in the Company’s fabrication facility located in Gumi (“Fab 3”). For the periods prior to the disposal of the Foundry business and Fab 4, revenue from Fab 3 transitional foundry services by the Company to the Foundry Services Group (i.e., discontinued operation) is recorded at cost in both of the Company’s continuing and discontinued operations for accounting purposes only.

First Quarter 2020 and Recent Company Highlights

MagnaChip:

•

Entered into a definitive agreement (the “Agreement”) by certain of its wholly owned subsidiaries to sell the Company’s Foundry Services Group and the factory in Cheongju, the larger of the Company’s two 8” manufacturing facilities, to a special purpose company in South Korea established by Alchemist Capital Partners Korea Co., Ltd. and Credian Partners, Inc. Under the terms of the Agreement, the total transaction value is approximately $435 million.

http://investors.magnachip.com/news-releases/news-release-details/magnachip-semiconductor-announces-definitive-agreement-sell

•

Announced its offering of a 0.13 micron BCD process with improved performance to help automotive power semiconductor designers build more competitive products. BCD (Bipolar-CMOS-DMOS) is a process technology that combines three different process technologies onto a single chip: Bipolar for analog signal control and CMOS (Complementary Metal Oxide Semiconductor) and DMOS (Double Diffused Metal Oxide Semiconductor) for digital signal control and high-power handling, used primarily for power semiconductors.

http://investors.magnachip.com/news-releases/news-release-details/magnachip-offers-013-micron-bcd-process-enhanced-performance

•

Launched a new MOSFET for wireless earphones for preventing the battery from overcharging and entered to the wireless earphone market. This MOSFET is designed to control excessive current flowing into wireless earphones while recharging the battery in order to protect wireless earphones from being damaged. Since 2010, MagnaChip has been providing the world’s highest volume of MOSFETs for smartphone battery charging protection.

http://investors.magnachip.com/news-releases/news-release-details/magnachip-launches-new-mosfet-enhance-protection-wireless

First Quarter 2020 Earnings Conference Call

The conference call will be webcast live and also is available by dialing toll-free at 1-844-536-5472. International call-in participants can dial 1-614-999-9318. The conference ID number is 4448257. Participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. ET start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com.

A replay of the conference call will be available the same day and will run for 72 hours. The replay dial-in numbers are 1-404-537-3406 or toll-free at 1-855-859-2056. The access code is 4448257.

About MagnaChip Semiconductor

MagnaChip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company’s the standard products business and Foundry Services Group provide a broad range of standard products and manufacturing services to customers worldwide. MagnaChip, with more than 40 years of operating history, owns a portfolio of approximately 2,950 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise.

For more information, please visit www.magnachip.com. Information on or accessible through MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about MagnaChip’s future operating and financial performance, outlook and business plans, including second quarter 2020 revenue and gross profit margin expectations, and the impact of the COVID-19 pandemic on MagnaChip’s second quarter 2020 and future operating results. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to the COVID-19 outbreak, recessions, economic instability and the outbreak of disease; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us and our distributors; the risk that the pending sale of our Foundry Services Group business and the Fab 4 facility to Magnus Semiconductor, LLC or one of its wholly owned subsidiaries is not consummated according to our current expectations or at all; public health issues, including the COVID-19 pandemic; other business interruptions that could disrupt supply or delivery of, or demand for, MagnaChip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for MagnaChip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 21, 2020 (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein) and subsequent registration statements, amendments or other reports that we may file from time to time with the Securities and Exchange Commission and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:
In the United States: Bruce Entin Investor Relations Tel. +1-408-625-1262 Investor.relations@magnachip.com So-Yeon Jeong Investor Relations Tel. +1-408-712-6151 soyeon.jeong@magnachip.com	In Korea: Chankeun Park Director, Public Relations Tel. +82-2-6903-5223 chankeun.park@magnachip.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$157,293	$151,657
Accounts receivable, net	60,688	47,447
Inventories, net	37,130	41,404
Other receivables	8,297	10,200
Prepaid expenses	11,148	9,003
Hedge collateral	13,270	9,820
Other current assets	6,762	10,013
Current assets held for sale	201,619	99,821
Total current assets	496,207	379,365
Property, plant and equipment, net	67,201	73,068
Operating lease right-of-use assets	1,413	1,876
Intangible assets, net	2,583	2,769
Long-term prepaid expenses	4,117	5,757
Other non-current assets	8,439	9,059
Non-current assets held for sale	—	123,434
Total assets	$579,960	$595,328
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$40,206	$40,376
Other accounts payable	6,379	6,410
Accrued expenses	41,489	44,799
Operating lease liabilities	1,301	1,625
Current portion of long-term borrowings, net	82,328	—
Other current liabilities	6,982	3,583
Current liabilities held for sale	142,013	37,040
Total current liabilities	320,698	133,833
Long-term borrowings, net	223,012	304,743
Accrued severance benefits, net	48,765	51,181
Other non-current liabilities	8,641	9,671
Non-current liabilities held for sale	—	110,881
Total liabilities	601,116	610,309
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 44,160,355 shares issued and 35,054,682 outstanding at March 31, 2020 and 43,851,991 shares issued and 34,800,312 outstanding at December 31, 2019	442	439
Additional paid-in capital	153,286	152,404
Accumulated deficit	(81,880)	(58,131)
Treasury stock, 9,105,673 shares at March 31, 2020 and 9,051,679 shares at December 31, 2019, respectively	(107,649)	(107,033)
Accumulated other comprehensive income (loss)	14,645	(2,660)
Total stockholders’ deficit	(21,156)	(14,981)
Total liabilities and stockholders’ equity	$579,960	$595,328

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
Revenues:
Net sales – standard products business	$110,736	$100,264
Net sales – transitional Fab 3 foundry services	9,737	7,003
Total revenues	120,473	107,267
Cost of sales:
Cost of sales – standard products business	81,606	81,241
Cost of sales – transitional Fab 3 foundry services	9,737	7,003
Total cost of sales	91,343	88,244
Gross profit	29,130	19,023
Gross profit as a percentage of standard products business net sales	26.3%	19.0%
Gross profit as a percentage of total revenues	24.2%	17.7%
Operating expenses:
Selling, general and administrative expenses	12,102	12,036
Research and development expenses	10,509	12,044
Other charges	554	—
Total operating expenses	23,165	24,080
Operating income (loss)	5,965	(5,057)
Interest expense	(5,607)	(5,637)
Foreign currency loss, net	(30,971)	(10,610)
Loss on early extinguishment of long-term borrowings, net	—	(42)
Other income, net	838	587
Loss from continuing operations before income tax expense	(29,775)	(20,759)
Income tax expense	1,303	796
Loss from continuing operations	(31,078)	(21,555)
Income (loss) from discontinued operations, net of tax	7,329	(12,570)
Net loss	$(23,749)	$(34,125)
Basic and diluted earnings (loss) per common share –
Continuing operations	$(0.89)	$(0.63)
Discontinued operations	0.21	(0.37)
Total	$(0.68)	$(1.00)
Weighted average number of shares – basic and diluted	34,893,157	34,194,878

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Year Ended
	March 31, 2020	March 31, 2019
Cash flows from operating activities
Net loss	$(23,749)	$(34,125)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	7,935	8,303
Provision for severance benefits	5,071	3,117
Amortization of debt issuance costs and original issue discount	598	571
Loss on foreign currency, net	38,480	11,720
Restructuring gain and other	2,138	2,822
Provision for inventory reserves	570	4,645
Stock-based compensation	885	669
Loss on early extinguishment of long-term borrowings, net	—	42
Other	107	96
Changes in operating assets and liabilities
Accounts receivable, net	(10,430)	(12,844)
Unbilled accounts receivable, net	6,937	9,726
Inventories	(4,863)	(15,230)
Other receivables	1,982	(4,205)
Other current assets	909	1,836
Accounts payable	1,988	20,874
Other accounts payable	(1,817)	2,797
Accrued expenses	(6,611)	(5,365)
Other current liabilities	1,062	(6,293)
Other non-current liabilities	1,808	1,085
Payment of severance benefits	(2,080)	(2,263)
Other	148	347
Net cash provided by (used in) operating activities	21,068	(11,675)
Cash flows from investing activities
Proceeds from settlement of hedge collateral	4,239	2,242
Payment of hedge collateral	(7,841)	—
Purchase of property, plant and equipment	(3,351)	(11,207)
Payment for intellectual property registration	(229)	(232)
Collection of guarantee deposits	47	298
Payment of guarantee deposits	—	(892)
Other	8	(10)
Net cash used in investing activities	(7,127)	(9,801)
Cash flows from financing activities
Repurchase of long-term borrowings	—	(1,175)
Proceeds from exercise of stock options	—	48
Acquisition of treasury stock	(1,021)	(2,353)
Repayment of financing related to water treatment facility arrangement	(135)	(143)
Repayment of principal portion of lease liabilities	(60)	(59)
Net cash used in financing activities	(1,216)	(3,682)
Effect of exchange rates on cash and cash equivalents	(7,089)	(1,468)
Net increase (decrease) in cash and cash equivalents	5,636	(26,626)
Cash and cash equivalents
Beginning of the period	151,657	132,438
End of the period	$157,293	$105,812

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
Loss from continuing operations	$(31,078)	$(21,555)
Adjustments:
Interest expense, net	4,930	5,059
Income tax expense	1,303	796
Depreciation and amortization	2,570	2,551
EBITDA	(22,275)	(13,149)
Equity-based compensation expense	762	563
Foreign currency loss, net	30,971	10,610
Derivative valuation loss (gain), net	(117)	56
Loss on early extinguishment of long-term borrowings, net	—	42
Others	554	585
Adjusted EBITDA	$9,895	$(1,293)
Loss from continuing operations	$(31,078)	$(21,555)
Adjustments:
Equity-based compensation expense	762	563
Foreign currency loss, net	30,971	10,610
Derivative valuation loss (gain), net	(117)	56
Loss on early extinguishment of long-term borrowings, net	—	42
Others	554	585
Adjusted Net Income (Loss)	$1,092	$(9,699)
Adjusted Net Income (Loss) per common share—
- Basic	$0.03	$(0.28)
- Diluted	$0.03	$(0.28)
Weighted average number of shares – Basic	34,893,157	34,194,878
Weighted average number of shares – Diluted	35,883,200	34,194,878

We present Adjusted EBITDA and Adjusted Net Income (Loss) as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss, net, (iii) Derivative valuation gain (loss), net, (iv) Loss on early extinguishment of long-term borrowings, net and (v) Others. EBITDA for the periods indicated is defined as Loss from continuing operations before interest expense, net, income tax expense and depreciation and amortization. We prepare Adjusted Net Income (Loss) by adjusting loss from continuing operations to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income (Loss) is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income (Loss) for the periods as loss from continuing operations, adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss, net, (iii) Derivative valuation loss (gain), net, (iv) Loss on early extinguishment of long-term borrowings, net and (v) Others.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP COMBINED RESULTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended March 31, 2020
	Continuing Operations		Discontinued Operations		Combined
Combined results of operations (non-GAAP):	Standard products business	Transitional Fab 3 foundry services	Foundry Services Group	Transitional Fab 3 foundry services
Net sales	$110,736	9,737	$86,279	$(9,737)	$197,015
Gross profit margin	26.3%	—	24.0%	—	25.3%

	Three Months Ended March 31, 2019
	Continuing Operations		Discontinued Operations		Combined
Combined results of operations (non-GAAP):	Standard products business	Transitional Fab 3 foundry services	Foundry Services Group	Transitional Fab 3 foundry services
Net sales	$100,264	7,003	$57,116	$(7,003)	$157,380
Gross profit margin	19.0%	—	6.4%	—	14.4%